Exhibit 99.1

Ocwen Financial Corporation®

OCWEN FINANCIAL CORPORATION COMMENTS ON SETTLEMENT WITH STATE OF FLORIDA OFFICE OF THE ATTORNEY GENERAL AND OFFICE OF FINANCIAL REGULATION

West Palm Beach, FL – (October 15, 2020) – Ocwen Financial Corporation (NYSE: OCN) (“Ocwen” or the “Company”), a leading non-bank mortgage servicer and originator, today issued the following statement in conjunction with the resolution of the lawsuit filed in 2017 against the Company by the State of Florida Office of the Attorney General and State of Florida Office of Financial Regulation regarding certain legacy servicing activities.

“Ocwen believes that it has sound legal and factual defenses to all of the State of Florida’s claims but concluded that it is in the best interest of its stakeholders to resolve this matter without admitting liability in order to avoid the further distraction and expense of litigation. With the resolution of this lawsuit, the Company has resolved the last state matter arising from the legacy actions taken in April 2017. We believe Ocwen’s servicing practices have and continue to result in substantial benefits to consumers. Since the financial crisis, we have helped more than 1.5 million U.S. homeowners in need of assistance avoid foreclosure, forgiven approximately $19 billion in mortgage debt and, most recently, provided forbearance relief to more than 170,000 homeowners who were impacted by the COVID-19 pandemic. We look forward to continuing to work proactively and productively with our home-state regulators to create positive outcomes for the customers we serve.”

The settlement includes a combined total payment to the State of Florida of $5,160,000, and an additional $1 million payable in two years in the event specific loan modification-related obligations are not satisfied during that time. In addition, the Company has agreed to certain late fee waivers, a targeted loan modification program for certain eligible Florida borrowers, and certain non-monetary reporting and handling obligations. The settlement will result in an incremental accrual to the Company’s recorded liability as reported at June 30, 2020 that Ocwen believes is not material to its financial condition.

About Ocwen Financial Corporation

Ocwen Financial Corporation (NYSE: OCN) is a leading non-bank mortgage servicer and originator providing solutions through its primary brands, PHH Mortgage and Liberty Reverse Mortgage. PHH Mortgage is one of the largest servicers in the country, focused on delivering a variety of servicing and lending programs. Liberty is one of the nation’s largest reverse mortgage lenders dedicated to education and providing loans that help customers meet their personal and financial needs. We are headquartered in West Palm Beach, Florida, with offices in the United States and the U.S. Virgin Islands and operations in India and the Philippines, and have been serving our customers since 1988. For additional information, please visit our website (www.ocwen.com).

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by a reference to a future period or by the use of forward-looking terminology. Forward-looking statements are typically identified by words such as “expect”, “believe”, “foresee”, “anticipate”, “intend”, “estimate”, “goal”, “strategy”, “plan” “target” and “project” or conditional verbs such as “will”, “may”, “should”, “could” or “would” or the negative of these terms, although not all forward-looking statements contain these words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. We are in the midst of a period of capital markets volatility and experiencing significant changes within the mortgage lending and servicing ecosystem which have magnified such uncertainties. Readers should bear these factors in mind when considering such statements and should not place undue reliance on such statements.

Forward-looking statements involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially. In the past, actual results have differed from those suggested by forward looking statements and this may happen again. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, uncertainty relating to the future impacts of the COVID-19 pandemic, including with respect to the response of the U.S. government, state governments, the Federal National Mortgage Association (Fannie Mae), the Federal Home Loan Mortgage Corporation (Freddie Mac, and together with Fannie Mae, the GSEs), the Government National Mortgage Association (Ginnie Mae) and regulators, as well as the potential for ongoing disruption in the financial markets and in commercial activity generally, increased unemployment, and other financial difficulties facing our borrowers; impacts on our operations resulting from employee illness, social distancing measures and our shift to greater utilization of remote work arrangements; the adequacy of our financial resources, including our sources of liquidity and ability to sell, fund and recover servicing advances, forward and reverse whole loans, and HECM and forward loan buyouts and put backs, as well as repay, renew and extend borrowings, borrow additional amounts as and when required, meet our MSR or other asset investment objectives and comply with our debt agreements, including the financial and other covenants contained in them; increased servicing costs based on increased borrower delinquency levels or other factors; our ability to collect anticipated tax refunds, including on the timeframe expected; the future of our long-term relationship and remaining servicing agreements with New Residential Investment Corp. (NRZ); our ability to execute an orderly and timely transfer of responsibilities in connection with the previously disclosed termination by NRZ of the PHH Mortgage Corporation (PMC) subservicing agreement, including our ability to respond to any concerns raised by regulators, lenders and other contractual counterparties in connection with such transfer; our ability to timely adjust our cost structure and operations as the loan transfer process is being completed in response to the previously disclosed termination by NRZ of the PMC subservicing agreement; our ability to continue to improve our financial performance through cost re-engineering efforts and other actions; our ability to continue to grow our origination business and increase our origination volumes in a competitive market and uncertain interest rate environment; uncertainty related to claims, litigation, cease and desist orders and investigations brought by government agencies and private parties regarding our servicing, foreclosure, modification, origination and other practices, including uncertainty related to past, present or future investigations, litigation, cease and desist orders and settlements with state regulators, the Consumer Financial Protection Bureau (CFPB), State Attorneys General, the Securities and Exchange Commission (SEC), the Department of Justice or the Department of Housing and Urban Development (HUD) and actions brought under the False Claims Act regarding incentive and other payments made by governmental entities; adverse effects on our business as a result of regulatory investigations, litigation, cease and desist orders or settlements and related responses by key counterparties, including lenders, the GSEs and Ginnie Mae; our ability to comply with the terms of our settlements with regulatory agencies, as well as general regulatory requirements, and the costs of doing so; increased regulatory scrutiny and media attention; any adverse developments in existing legal proceedings or the initiation of new legal proceedings; our ability to interpret correctly and comply with liquidity, net worth and other financial and other requirements of regulators, the GSEs and Ginnie Mae, as well as those set forth in our debt and other agreements; our ability to comply with our servicing agreements, including our ability to comply with our agreements with, and the requirements of, the GSEs and Ginnie Mae and maintain our seller/servicer and other statuses with them; our ability to fund future draws on existing loans in our reverse mortgage portfolio; our servicer and credit ratings as well as other actions from various rating agencies, including the impact of prior or future downgrades of our servicer and credit ratings; as well as other risks and uncertainties detailed in Ocwen’s reports and filings with the SEC, including its annual report on Form 10-K for the year ended December 31, 2019 and its current and quarterly reports since such date. Anyone wishing to understand Ocwen’s business should review its SEC filings. Our forward-looking statements speak only as of the date they are made and, we disclaim any obligation to update or revise forward-looking statements whether as a result of new information, future events or otherwise.

FOR FURTHER INFORMATION CONTACT:

Investors:	Media:
June Campbell	Dico Akseraylian
T: (856) 917-3190	T: (856) 917-0066
E: shareholderrelations@ocwen.com	E: mediarelations@ocwen.com